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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the inclusion and incorporation by reference in this Registration Statement of Wilshire Bancorp, Inc. on Form S-4 of our report dated March 5, 2004, included in the Annual Report on Form 10-K of Wilshire State Bank for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in the proxy statement/prospectus that is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 29, 2004

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INDEPENDENT AUDITORS' CONSENT